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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-117535) pertaining to the TRW Automotive Retirement Savings Plan for Hourly Employees,

  (2)
  Registration Statement (Form S-8 No. 333-115338) pertaining to the Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan,

  (3)
  Registration Statement (Form S-8 No. 333-115337) pertaining to the TRW Automotive Retirement Savings Plan for Salaried Employees (n/k/a TRW Automotive 401(k) Savings Plan),

  (4)
  Registration Statement (Form S-8 No. 333-159593) pertaining to the Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan,

  (5)
  Registration Statement (Form S-3 No. 333-183222) of TRW Automotive Holdings Corp; and

  (6)
  Registration Statement (Form S-8 No. 333-181631) pertaining to the TRW Automotive Holdings Corp. 2012 Stock Incentive Plan;

of our report dated February 15, 2013 (except for the adoption of Accounting Standards Update No. 2011-11 and 2013-01 and the related disclosures in Notes 2 and 11, the adjustments reported under the new basis of segmentation in Note 19, and the subsequent events reported in Notes 12, 15, 17 and 22, as to which the date is August 1, 2013), with respect to the consolidated financial statements and schedule of TRW Automotive Holdings Corp., as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 included in this Current Report on Form 8-K.

/s/ Ernst and Young LLP

Detroit, Michigan
August 1, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm